SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                AUGUST 12, 2003
                ------------------------------------------------
                DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)


                            HERSHA HOSPITALITY TRUST
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


          Maryland                   001-14765                251811499
----------------------------   ---------------------     -------------------
(State or Other Jurisdiction   (Commission File No.)      (I.R.S. Employer
      of Incorporation)                                  Identification No.)

                            148 Sheraton Drive, Box A
                       New Cumberland, Pennsylvania 17070
               ---------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)

                                 (717) 770-2405
              ----------------------------------------------------
              (Registrant's Telephone Number, Including Area Code)


                                      N/A
          -------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

ITEM 7.    FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

     The following document is being furnished as an exhibit to this Current Report on Form 8-K:

     Exhibit 99.1     Press release, dated August 12, 2003.

ITEM 12.   RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

This Current Report on Form 8-K and the earnings press release attached hereto are being furnished by Hersha Hospitality Trust (the "Company") pursuant to Item 12 of Form 8-K, insofar as it discloses historical information regarding the Company's results of operations or financial condition for the three and six months ended June 30, 2003.

On August 12, 2003, the Company issued a press release regarding its earnings for the three and six months ended June 30, 2003. A copy of this release is being furnished as Exhibit 99 to this Current Report on Form 8-K and is incorporated herein by reference.

The information in this Current Report on Form 8-K, including Exhibit 99, shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.


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
                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                       HERSHA HOSPITALITY TRUST



August 12, 2003                        /s/ Ashish Parikh
                                       -----------------------------------
                                       Ashish Parikh
                                       Chief Financial Officer


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
[GRAPHIC OMITTED]    HERSHA HOSPITALITY TRUST
HERSHA           ---------------------------------------------------------------
                                                              148 Sheraton Drive
                                                        New Cumberland, PA 17070
                                                             Phone: 717-770-2406
                                                               Fax: 717-774-0461
                                                                  www.hersha.com


           HERSHA HOSPITALITY TRUST ANNOUNCES 2ND QUARTER 2003 RESULTS


HARRISBURG, PA, August 12, 2003--Hersha Hospitality Trust (AMEX:HT), owner of nationally franchised mid-priced hotels, today announced results for the second quarter and six months ended June 30, 2003.

Percentage lease revenues during the six month period ended June 30, 2003 were $7,295,537, an increase of $401,648, or 5.5%, as compared to percentage lease revenues of $6,893,889 for the same period during 2002. Percentage lease revenues during the three month period ended June 30, 2003 were $4,061,784, an increase of $86,842, or 2.2%, as compared to percentage lease revenues of $3,974,942 for the same period during 2002.

The increase in lease revenues is primarily attributable to an increase in fixed lease revenue from several properties acquired in prior periods. This increase in fixed lease revenue was slightly offset by a decrease in the percentage lease revenues from properties previously leased to Noble Investment Group, Ltd. ("Noble"), an independent third party management company.

The Company had previously entered into leases with Noble to lease and manage four hotels in the metropolitan Atlanta market. Noble elected not to renew these leases upon expiration of the current terms. The leases for the Hampton Inn Newnan, GA and Hampton Inn Peachtree City, GA expired on April 20, 2003 and the leases for the Comfort Suites Duluth, GA and Holiday Inn Express Duluth, GA expired on May 20, 2003.

On the respective lease termination dates, the Company leased these properties to its wholly owned taxable REIT subsidiary, 44 New England Management Company (the "TRS Lessee") and engaged Hersha Hospitality Management, L.P. to operate the hotels under management contracts. The consolidated financial statements as of June 30, 2003 include the operating results of these four hotels under the TRS structure. Previously, revenues on the consolidated financial statements were derived primarily from lease payments which were made out of the net operating income of the properties pursuant to percentage leases. Under the TRS structure, total revenues from these hotel properties and the related operating expenses are also being reported in the consolidated statements of operations.


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
Net income allocated to common shareholders decreased by approximately $279,504 for the six months that ended June 30, 2003 to $338,544, as compared to net income of $618,048 for the same period during 2002. Net income allocated to common shareholders decreased by $273,417 for the three months that ended June 30, 2003 to $34,338, as compared to net income of $307,755 for the same period during 2002. These decreases in net income are primarily attributable to distributions with respect to our Series A Preferred Units, during the three and six month periods ended June 30, 2003, which units were not outstanding during the prior periods.

On April 21, 2003, CNL Hospitality Properties, L.P. ("CHPLP") purchased from Hersha Hospitality Limited Partnership ("HHLP"), the Company's operating partnership subsidiary, $10.0 million of convertible preferred units of limited partnership interest in HHLP ("Series A Preferred Units"). At the same time, HHLP and CHPLP agreed to form a joint venture investment partnership to acquire hotel real estate assets utilizing up to an additional $40.0 million of joint venture funding from CHPLP. CHPLP purchased an additional $5.0 million of Series A Preferred Units on May 21, 2003.

A summary of the three and six months ended June 30, 2003 is presented below:
(in thousands except per share data)

                                 Three Months Ended      Six Months Ended
                                       June 30,              June 30,
                                  2003        2002       2003       2002
                               ----------  ----------  ---------  ---------

Total Revenues                 $    5,004  $    4,039  $   8,282  $   7,011

Income Before Distribution to
 Preferred Unitholders and
 Minority Interest             $    1,392  $    1,272  $   1,810  $   1,586

Distributions to Preferred
 Unitholders                   $      264  $        -  $     264  $       -
Income Allocated to Minority
 Interest                      $    1,094  $      964  $   1,208  $     968
                               ----------  ----------  ---------  ---------

Net Income allocated to
 common shareholders           $       34  $      308  $     338  $     618
                               ----------  ----------  ---------  ---------


Basic Earnings Per Share       $     0.01  $     0.12  $    0.13  $    0.25
Diluted Earnings Per Share     $        -  $        -  $       -  $    0.21


Funds from Operations. The National Association of Real Estate Investment Trusts (NAREIT) developed FFO as a relative non-GAAP financial measure of performance and liquidity of an equity REIT in order to recognize that income-producing real


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
estate historically has not depreciated on the basis determined under GAAP. FFO, as defined under the definition adopted by NAREIT in April 2002 and as presented by us, is net income (loss) (computed in accordance with generally accepted accounting principles), excluding gains (or losses) from debt restructuring or sales of property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. FFO does not represent cash flows from operating activities in accordance with GAAP (which, unlike FFO, generally reflects all cash effects of transactions and other events in the determination of net income) and should not be considered an alternative to net income as an indication of our performance or to cash flow as a measure of liquidity or ability to make distributions. We consider FFO a meaningful, additional measure of operating performance because it primarily excludes the effects of the assumption that the value of real estate assets diminishes predictably over time, and because it is widely used by industry analysts as a performance measure. Comparison of our presentation of FFO to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in the application of the NAREIT definition used by such REITs or the use of other definitions of that term.

Funds from Operations ("FFO") were $2,500,059 for the three months ended June 30, 2003, which was an increase of $173,218, or 7.4% over FFO in the comparable period in 2002, which was $2,326,841. The increase in FFO for the three months ended June 30, 2003 was primarily a result of increased percentage lease revenues, increased interest revenue from development line funding and lower borrowing costs during the quarter. FFO was partially offset due to the recognition of hotel operating expenses in excess of income from hotel operations. These income and expense items were recognized during the quarter due to the TRS structure implemented to lease the assets previously leased to Noble. Although total FFO increased for the period, FFO per diluted share and unit decreased to $0.27 for the quarter ending June 30, 2003 from $0.30 for the similar period in 2002 due to the issuance of 150,000 Series A Preferred Units during the current period.

Funds from Operations were $4,005,843 for the six months ended June 30, 2003, which was an increase of approximately $344 or 9.4% over FFO in the comparable period in 2002, which was $3,662,027. The increase in FFO during the six months ending June 30, 2003 was primarily due to the reasons mentioned above. FFO per diluted share and unit remained consisted at $0.48 per share during the six months ending June 30, 2003.

The following table reconciles FFO and FFO per weighted average diluted share/unit for the three and six months ended June 30, 2003 and 2002 to their most directly comparable GAAP measures, net income and net income per weighted average diluted share (in thousands, except per share data):

                          Three Months Ended       Six Months Ended
                               June 30,                June 30,
                          2003         2002        2003        2002
                       -----------  ----------  ----------  ----------
Net Income allocated
 to Common
 Shareholders          $        34  $      308  $      338  $      618
Minority Interest
 allocated to Common
 LP Unitholders              1,094         964       1,208         968
Distributions to
 Preferred
 Unitholders                   264           -         264           -
Depreciation and
 Amortization                1,108       1,055       2,196       2,076
                       -----------  ----------  ----------  ----------

Funds from
 Operations            $     2,500  $    2,327  $    4,006  $    3,662
                       ===========  ==========  ==========  ==========

Weighted Average
 Shares for Basic
 Earnings
 Per Share               2,578,703   2,575,459   2,578,247   7,561,942
Basic Earnings
 Per Share             $      0.01  $     0.12  $     0.13  $     0.25

Weighted Average
 Shares for Diluted
 Earnings
 Per Share               2,578,703   2,575,459   2,578,247   7,561,942
Diluted Earnings
 Per Share             $         -  $        -  $        -  $     0.21

Weighted Average
 Shares for Diluted
 FFO                     9,166,834   7,675,181   8,426,285   7,561,942
Funds from Operations
 per Diluted
 Share/Unit            $      0.27  $     0.30  $     0.48  $     0.48
                       ===========  ==========  ==========  ==========


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
Hersha Hospitality Trust is a self-advised real estate investment trust that owns mid-priced hotels in the eastern United States with strong, national franchise affiliations. The Company focuses on acquisition and joint venture opportunities in primary and secondary markets near major metropolitan markets. Further inquiries regarding Hersha Hospitality Trust should be directed to Ashish Parikh, CFO, at (717) 770-2405.

Certain matters within this press release are discussed using forward-looking language as specified in the Private Securities Litigation Reform Act of 1995, and, as such, may involve known and unknown risks, uncertainties and other factors that may cause the actual results or performance to differ from those projected in the forward-looking statement.


--------------------
Contact:
    Hersha Hospitality Trust
    Ashish Parikh, 717-770-2405


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